SCHEDULE II
               INFORMATION WITH RESPECT TO
     TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
     SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                              SHARES PURCHASED        AVERAGE
               DATE           SOLD(-)                 PRICE(2)


COMMON STOCK-MIDLAND CO

GABELLI FUNDS, INC.
          THE GABELLI ASSET FUND
               4/23/96              800            47.6281

          THE GABELLI CAPITAL ASSET FUND
               5/20/96            1,000            50.2500
               5/13/96            1,000            49.9625
               4/15/96            1,000            47.7750

GAMCO INVESTORS, INC.
               6/06/96            2,600            50.0000
               6/06/96            1,000-             *DO
               6/05/96            1,400            50.0000
               6/04/96            8,100            50.0000
               6/03/96            2,000-           49.7625
               6/03/96            4,000            49.7625
















(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL
    OWNERSHIP.



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